As filed with the Securities and Exchange Commission on June 29, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Global Self Storage, Inc.
(Exact name of registrant as specified in its charter)
Maryland	13-3926714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3814 Route 44
Millbrook, New York 12545
(Address of Principal Executive Offices) (Zip Code)

GLOBAL SELF STORAGE, INC. AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

(212) 785-0900
(Telephone number, including area code, of agent for service)

Donald Klimoski II, Esq.
 Senior Vice President – Operations, General Counsel, Secretary and Chief Compliance Officer
Global Self Storage, Inc.
3814 Route 44
Millbrook, New York 12545
Copy to:
Jason D. Myers, Esq.
Robert Matthew Worden, Esq.
Clifford Chance US LLP
Two Manhattan West
375 9th Ave
New York, New York 10001
(212) 878-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
At the 2026 Annual Meeting of Stockholders of Global Self Storage, Inc., a Maryland corporation (the “Company”), held on June 16, 2026, the stockholders of the Company approved the Global Self Storage, Inc. Amended and Restated 2017 Equity Incentive Plan (the “Amended Plan”), which is an amendment and restatement of the 2017 Global Self Storage, Inc. Equity Incentive Plan (the “Plan”). The Amended Plan provides for grants of equity-based awards up to an aggregate of 1,000,000 shares of common stock, $0.01 par value per share, of the Company (“common stock”).
The Company previously registered shares of common stock for issuance under the Plan pursuant to a Registration Statements on Form S-8, File Nos. 333-223991 filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2018 (the “Prior Registration Statement”). The Company is filing this Registration Statement on Form S-8 to register 1,000,000 shares of common stock available for issuance under the Amended Plan.
In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference in this Registration Statement on Form S-8, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed by Global Self Storage, Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this Registration Statement:
Document	Period
Annual Report on Form 10-K (File No. 001-12681)	Year ended December 31, 2025
Quarterly Report on Form 10-Q (File No. 001-12681)	Quarter ended March 31, 2026
Document	Filed
Current Report on Form 8-K (File No. 001-12681)	June 16, 2026
Document	Filed
Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025) (File No. 001-12681)

April 29, 2026
Document	Filed
The description of our common stock contained in our Registration Statement on Form 10 as amended, as updated by Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 001-12681).
June 30, 2015, August 11, 2015, September 25, 2015, October 28, 2015, December 14, 2015 and March 28, 2018, (Form 10 and amendments thereto) March 25, 2026 (Exhibit 4.3)
In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.	Exhibits.

See Index to Exhibits, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Millbrook, the State of New York, on this June 29, 2026.
GLOBAL SELF STORAGE, INC.
By:	/s/ Mark C. Winmill
Name: Mark C. Winmill
Title: Chief Executive Officer, President, and Chairman of the Board of Directors

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark C. Winmill, Donald Klimoski II and Russell Kamerman, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date
By:	/s/ Mark C. Winmill	Chief Executive Officer, President, and Chairman of the Board of Directors (Principal Executive Officer)	June 29, 2026
Mark C. Winmill
By:	/s/ Thomas O’ Malley	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 29, 2026
Thomas O’ Malley
By:	/s/ William C. Zachary	Director	June 29, 2026
William C. Zachary
By:	/s/ Russell E. Burke III	Director	June 29, 2026
Russell E. Burke III
By:	/s/ George B. Langa	Director	June 29, 2026
George B. Langa
By:	/s/ Sally C. Carroll	Director	June 29, 2026
Sally C. Carroll, Esq.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1*	Articles Supplementary of Global Self Storage, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (No. 001-12681), filed on October 20, 2017).
3.2*	Articles of Amendment and Restatement of Global Self Storage, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (No. 001-12681), filed on October 20, 2017).
3.3*	Fifth Amended and Restated Bylaws of Global Self Storage, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 10-Q (No. 001-12681), filed on August 9, 2024).
4.1*	Specimen Stock Certificate of Global Self Storage, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-3 (No. 333-227879), filed on October 18, 2018).
4.2*	Description of Securities of Global Self Storage, Inc. (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K, filed on March 31, 2021)
5.1+	Opinion of Clifford Chance US LLP (including consent of such firm).
23.1+	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
23.2+	Consent of RSM US LLP for Global Self Storage, Inc.
24.1+	Power of Attorney (included on signature page).
99.1*
Global Self Storage, Inc. Amended and Restated 2017 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A (No. 001-12681), filed on April 29, 2026).

107+	Filing Fee Table

*	Incorporated by reference.
+	Filed herewith.